ATLANTA BRAVES HOLDINGS REPORTS
FIRST QUARTER 2025 FINANCIAL RESULTS

Atlanta, Georgia, May 12, 2025 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported first quarter 2025 results.

Headlines include:

●	Total revenue grew to $47 million in the first quarter of 2025, up 27% from the prior year period.
o	Baseball revenue increased 30% from the prior year period to $29 million.
o	Mixed-use development revenue grew 23% from the prior year period to $19 million.
●	Mixed-Use Development generated $13 million of Adjusted OIBDA(1) in the first quarter of 2025, up 30% from the prior year period.
●	The Braves have had seven sellout games through the first three homestands of the season.

Discussion of Results

	Three months ended
	March 31,
	2025	2024	% Change

	amounts in thousands
Baseball revenue	$28,621	$21,970	30%
Mixed-use development revenue	18,590	15,110	23%
Total revenue	47,211	37,080	27%
Operating costs and expenses:
Baseball operating costs	(48,763)	(45,207)	8%
Mixed-use development costs	(2,408)	(2,253)	7%
Selling, general and administrative, excluding stock-based compensation	(24,589)	(23,374)	5%
Adjusted OIBDA(1)	$(28,549)	$(33,754)	15%

Operating income (loss)	$(44,452)	$(52,355)	15%

Regular season home games in period	—	—

Unless otherwise noted, the following discussion compares financial information for three months ended March 31, 2025 to the same period in 2024.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived primarily from The Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended
	March 31,
	2025	2024	% Change

	amounts in thousands
Baseball:
Baseball event	$883	$1,168	(24)%
Broadcasting	4,291	2,101	104%
Retail and licensing	6,080	5,653	8%
Other	17,367	13,048	33%
Baseball revenue	28,621	21,970	30%
Mixed-use development	18,590	15,110	23%
Total revenue	$47,211	$37,080	27%

There were no regular season home games played in either the first quarter of 2025 or in the comparable prior year period.

Baseball revenue increased 30% in the first quarter compared to the prior year period primarily driven by growth in broadcasting revenue due to an increase in the number of regular season games based upon the timing of the regular season start this year, as well as contractual rate increases and higher other revenue due to events held at Truist Park, including hosting two games for the Savannah Bananas.

Mixed-use development revenue increased 23% in the first quarter of 2025 primarily due to increases in rental income from various lease commencements, as well as higher parking and sponsorship revenue.

Operating income and Adjusted OIBDA(1) increased in the first quarter of 2025, as revenue growth outpaced increases in operating and selling, general and administrative expenses. Baseball operating costs increased primarily due to increases in major league player salaries, MLB’s revenue sharing plan and other shared expenses, and expenses for events held at Truist Park. Mixed-use development costs were relatively flat during the first quarter of 2025 compared to the prior period. Selling, general and administrative expenses increased due to increased personnel costs.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable GAAP measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Conference Call Information: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s financial results on a conference call which will begin at 10:00 a.m. (E.T.) on May 12, 2025. The call can be accessed by dialing (877) 407-9709 or +1 (201) 689-8542, passcode 13753468 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

About Atlanta Braves Holdings, Inc.: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists primarily of the Major League Baseball franchise the Atlanta Braves and a real estate portfolio including the mixed-use development The Battery Atlanta, which is located adjacent to the Braves stadium, Truist Park. For more information, please visit our website at https://www.bravesholdings.com/investors.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business, product and marketing strategies, new service offerings, future financial performance and prospects, trends and any other matters that are not historical facts. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "strategy," "continue," "seek," "may," "could" and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: ABH’s historical financial information is not necessarily representative of its future financial position, future results of operations or future cash flows; ABH’s ability to recognize anticipated benefits from the split-off from Liberty Media Corporation (“Liberty”); the incurrence of costs as a standalone public company following the split-off from Liberty; the ability of ABH to successfully transition responsibilities for various matters from Liberty to ABH or third-party personnel; ABH’s ownership, management and board of directors structure; ABH’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s indebtedness could adversely affect operations and could limit its ability to react to changes in the economy or its industry; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; the outcome of pending or future litigation or investigations; the operational risks of ABH and its business affiliates with operations outside of the United States; ABH’s ability to use net operating loss and disallowed business interest carryforwards to reduce future tax payments; the ability of ABH and its affiliates to comply with government regulations, including, without limitation, consumer protection laws and competition laws, and adverse outcomes from regulatory proceedings; the regulatory and competitive environment of the industries in which the Company operates; changes in the nature of key strategic relationships with business partners, vendors and joint venturers; the achievement of on-field success; ABH’s ability to develop, obtain and retain talented players; the impact of organized labor on ABH; the impact of the structure or an expansion of MLB; the level of broadcasting revenue that Braves Holdings receives; the impact of data loss or breaches or disruptions of ABH’s information systems and information system security; ABH’s processing, storage, sharing, use, disclosure and protection of personal data could give rise to liabilities; ABH’s ability to attract and retain qualified key personnel; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; ABH’s stock price has and may continue to fluctuate; ABH’s common stock and organizational structure; and geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in ABH’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based except to the extent required by law. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges, if applicable. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three months ended March 31, 2025, and March 31, 2024.

	Three months ended
	March 31,
(amounts in thousands)	2025	2024
Operating income (loss)	$(44,452)	$(52,355)
Stock-based compensation	2,646	3,719
Depreciation and amortization	13,257	14,882
Adjusted OIBDA	$(28,549)	$(33,754)
Baseball	$(39,600)	$(41,716)
Mixed-Use Development	12,887	9,933
Corporate and other	(1,836)	(1,971)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $135 million during the first quarter as cash from operations and net borrowings more than offset capital expenditures. ABH debt increased $82 million in the first quarter primarily due to borrowings on Mixed-Use Development debt to support capital projects and real-estate acquisitions.

(amounts in thousands)	March 31, 2025	December 31, 2024
ABH Cash (GAAP)(a)	$244,679	$110,144

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	38,525	39,100
TeamCo revolver	—	—
Term debt	155,431	158,806
Mixed-Use Development	478,583	392,160
Total ABH Debt	$702,539	$620,066
Deferred financing costs	(3,073)	(2,946)
Total ABH Debt (GAAP)	$699,466	$617,120

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $22 million and $2 million as of March 31, 2025 and December 31, 2024, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

(unaudited)

	March 31,	December 31,
	2025	2024

	amounts in thousands,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$244,679	110,144
Restricted cash	22,312	2,455
Accounts receivable and contract assets, net of allowance for credit losses of $445 and $238, respectively	27,619	49,991
Other current assets	26,752	16,556
Total current assets	321,362	179,146

Property and equipment, at cost	1,184,422	1,161,803
Accumulated depreciation	(365,895)	(354,318)
	818,527	807,485

Investments in affiliates, accounted for using the equity method	108,908	108,786
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	133,175	128,962
Total assets	$1,681,439	1,523,846

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$82,300	63,711
Deferred revenue and refundable tickets	220,108	111,851
Current portion of debt	104,344	104,193
Other current liabilities	7,113	6,905
Total current liabilities	413,865	286,660

Long-term debt	595,122	512,927
Finance lease liabilities	103,881	103,845
Deferred income tax liabilities	30,934	43,516
Pension liability	4,276	6,558
Other noncurrent liabilities	35,195	34,116
Total liabilities	1,183,273	987,622
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at March 31, 2025 and December 31, 2024	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,162 and 10,318,162 at March 31, 2025 and December 31, 2024, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and 977,776 at March 31, 2025 and December 31, 2024, respectively	10	10

Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 51,294,890 and 51,269,890 at March 31, 2025 and December 31, 2024, respectively	511	511
Additional paid-in capital	1,115,876	1,112,551
Accumulated other comprehensive earnings (loss), net of taxes	(3,344)	(3,352)
Retained earnings (deficit)	(627,035)	(585,644)
Total stockholders' equity	486,121	524,179
Noncontrolling interests in equity of subsidiaries	12,045	12,045
Total equity	498,166	536,224
Commitments and contingencies
Total liabilities and equity	$1,681,439	1,523,846

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three months ended
	March 31,
	2025	2024

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$28,621	21,970
Mixed-use development revenue	18,590	15,110
Total revenue	47,211	37,080
Operating costs and expenses:
Baseball operating costs	48,763	45,207
Mixed-use development costs	2,408	2,253
Selling, general and administrative, including stock-based compensation	27,235	27,093
Depreciation and amortization	13,257	14,882
	91,663	89,435
Operating income (loss)	(44,452)	(52,355)
Other income (expense):
Interest expense	(10,344)	(9,443)
Share of earnings (losses) of affiliates, net	322	1,627
Realized and unrealized gains (losses) on financial instruments, net	(637)	2,974
Other, net	1,213	1,769
Earnings (loss) before income taxes	(53,898)	(55,428)
Income tax benefit (expense)	12,507	4,156
Net earnings (loss)	$(41,391)	(51,272)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.66)	(0.83)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.66)	(0.83)

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Years ended
	March 31,
	2025	2024

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(41,391)	(51,272)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,257	14,882
Stock-based compensation	2,646	3,719
Share of (earnings) losses of affiliates, net	(322)	(1,627)
Realized and unrealized (gains) losses on financial instruments, net	637	(2,974)
Deferred income tax expense (benefit)	(12,582)	6,772
Cash receipts from returns on equity method investments	200	700
Net cash received (paid) for interest rate swaps	891	1,511
Other charges (credits), net	1,955	(542)
Net change in operating assets and liabilities:
Current and other assets	6,717	11,191
Payables and other liabilities	123,762	108,704
Net cash provided by (used in) operating activities	95,770	91,064
Cash flows from investing activities:
Capital expended for property and equipment	(19,516)	(27,642)
Other investing activities, net	(2,001)	47
Net cash provided by (used in) investing activities	(21,517)	(27,595)
Cash flows from financing activities:
Borrowings of debt	85,502	13,789
Repayments of debt	(4,536)	(4,018)
Other financing activities, net	(827)	(1,940)
Net cash provided by (used in) financing activities	80,139	7,831
Net increase (decrease) in cash, cash equivalents and restricted cash	154,392	71,300
Cash, cash equivalents and restricted cash at beginning of period	112,599	137,717
Cash, cash equivalents and restricted cash at end of period	$266,991	209,017

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com